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                                                                  EXHIBIT 2.8.1


               FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER


        THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Amendment") is made as of October 4, 1996, among UNISON HEALTHCARE CORPORATION, a Delaware corporation ("Unison"), LABCO ACQUISITION CO., a Delaware corporation ("LABCO"), and AMERICAN PROFESSIONAL HOLDING, INC., a Utah corporation (the "Company").

                                   RECITALS

        WHEREAS, Section 3.3 of the Agreement and Plan of Merger dated as of July 3, 1996 by and among the above-captioned parties (the "Agreement") provides that the aggregate number of shares of Unison Common Stock to be delivered under Section 3.1 of the Agreement is subject to reduction based on net income of the Company for the quarter ending June 30, 1996; and

        WHEREAS, the parties to the Agreement desire to amend the Agreement in order to provide that the aggregate number of shares of Unison Common Stock to be delivered under Section 3.1 of the Agreement is subject to reduction based on revised net income of the Company for the quarter ending June 30, 1996.

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein set forth, the parties hereto hereby agree as follows:

        1. Amendment of Section 3.3. Section 3.3(c) of the Agreement is hereby amended by deleting each reference therein to ".22" and replacing each such reference to ".19".

        2. Defined Terms. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

        3. No Further Amendments. Except as expressly amended in this Amendment, the Agreement shall continue in full force and effect.

        4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same Amendment.
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        IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

UNISON:

UNISON HEALTHCARE CORPORATION, a Delaware corporation


By: /s/ Craig R. Clark
   ------------------------
Name: Craig R. Clark
     ----------------------
Title: EVP & CFO
      ---------------------

LABCO:

LABCO ACQUISITION CO., a Delaware corporation


By: /s/ Craig R. Clark
   ------------------------
Name: Craig R. Clark
     ----------------------
Title: Vice President
      ---------------------

COMPANY:

AMERICAN PROFESSIONAL HOLDING, INC., a Utah corporation


By: /s/ John L. Maguire
   ------------------------
Name: John L. Maguire
     ----------------------
Title: President
      ---------------------


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STATE OF ________________       )
                                )  ss.
County of _______________       )

        On this ___ day of ________________, 199__, before me, the undersigned officer, personally appeared ___________________, who acknowledged himself to be a _____________________ of Unison HealthCare Corporation, a Delaware corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                        __________________________________
                                        Notary Public

My Commission Expires:

_____________________


STATE OF ________________       )
                                )  ss.
County of _______________       )


        On this ___ day of ________________, 199__, before me, the undersigned officer, personally appeared ___________________, who acknowledged himself to be a _____________________ of Labco Acquisition Co., a Delaware corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                        __________________________________
                                        Notary Public

My Commission Expires:

_____________________


                                      3
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STATE OF ________________       )
                                )  ss.
County of _______________       )

        On this ___ day of ________________, 199__, before me, the undersigned officer, personally appeared ___________________, who acknowledged himself to be a _____________________ of American Professional Holding, Inc., a Utah corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                               ___________________________
                                               Notary Public

My Commission Expires:

_____________________





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